EXHIBIT 23.1
Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2006 relating to the consolidated financial statements and financial statement schedule of American Reprographics Company, which appears in American Reprographics Company’s annual report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 15, 2006